UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Medical Advisory Systems, Inc.
(Exact name of registrant as specified in its charter)

               Delaware                                52-12333960
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

8050 Southern Maryland Blvd., Owings, MD              20736
(address of principal executive offices)            (Zip Code)
Securities to be registered pursuant to Section 12(b) of the
Act:


Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered

    Common Stock                            American Stock Exchange


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is
effective pursuant to General Instruction A.(c), check the
following box.   X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box.

Securities Act registration statements file number to which
this form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the
Act:    N/A

     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     Furnish the information required by Item 202 of Registration S-K (229.202 od this chapter) or Item 202 of Regulation S-B (228.202 of this chapter) as applicable.

     Instruction. If a description of the securities comparable to that required here is contained in ant prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (230.424(b) of this chapter), this registration statement shall state that such that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits

	List below all exhibits filed as a part of the registration statement:

	Instruction, See the instruction as to exhibits, set forth below.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorizes.

(Registrant)  Medical Advisory Systems, Inc.

Date   July 21, 1999

By    /s/ Ronald W. Pickett
      Ronald W. Pickett, President


INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to
Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.